Exhibit 99.1

LPATH ANNOUNCES DEPARTURE OF CEO

Scott Pancoast Resigns as President & CEO; Board Appoints Michael Lack as Interim CEO

SAN DIEGO, Nov. 4, 2014 — Lpath, Inc. (NASDAQ: LPTN) announced today that Scott Pancoast has resigned as president, chief executive officer and a member of the board of directors, effective November 3. The board of directors has appointed biotechnology consultant Michael Lack as the company’s interim chief executive officer while the board conducts a search for a new CEO.

“On behalf of the Lpath board of directors, I thank Scott for his leadership of Lpath as we’ve advanced our novel, lipid-targeted therapies in ophthalmology and oncology through early- and mid-stage clinical trials. We appreciate Scott’s service and commitment to Lpath these past 16 years and wish him the best in his future endeavors,” said Daniel H. Petree, chairman of the board of directors, Lpath, Inc. “Mr. Lack immediately assumes the role of interim CEO and this transition is not expected to impact the progress of our iSONEP and ASONEP clinical trials, for which we expect important data read outs in 2015.”

Mr. Pancoast served as the president and CEO of Lpath since March 2005 and as a director of Lpath since 1998.

Mr. Lack has more than 15 years of experience serving in executive roles for companies in the biotechnology and technology industries.  Mr. Lack currently serves as a member of the board of directors of Immunomic Therapeutics, Inc., a clinical stage biotechnology company.  Since August 2012, Mr. Lack has served as a management consultant with Presteza Partners LLC, where he provides consulting services for small and medium sized biotechnology and technology companies.  He has served in interim executive positions with Traversa Therapeutics and Avera Pharmaceuticals, as well as a board member for ProSanos Corporation, which was acquired by United BioSource Corporation.  Mr. Lack has a Bachelor of Science in physics from the University of California, Los Angeles.

About Lpath

San Diego-based Lpath, Inc. (NASDAQ: LPTN), an antibody-platform company, is the category leader in lipid-targeted therapeutics. The company’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind to and inhibit bioactive lipids that contribute to disease. The company has developed four drug candidates, two of which—iSONEP for wet AMD and ASONEP for cancer—are currently being investigated in Phase 2 trials. The other candidates are an anti-LPA antibody, Lpathomab, a soon-to-be Phase 1 compound for neuropathic pain and neurotrauma and an anti-leukotriene antibody, Altepan, which is being studied in models of respiratory disease and inflammation. For more information, visit www.Lpath.com.

Forward-Looking Statements

Lpath cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Lpath’s business, including, without limitation: the final results of Lpath’s preclinical studies and clinical trials may be different from interim data results and may not support further clinical development and/or the commercialization of its drug candidates; Lpath may not successfully complete its existing and any additional clinical trials for its drug candidates on a timely basis, or at all; Lpath may fail to obtain required governmental approvals for any of its drug candidates; Lpath may not be successful in maintaining its commercial relationship with Pfizer Inc. or any third party that acquires Pfizer’s exclusive option to iSONEP; and Lpath may not be able to secure the funds necessary to support its preclinical-development and clinical-development plans. More detailed information about the risk factors and uncertainties that may affect the realization of forward-looking statements is set forth in Lpath’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Such documents may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which are effective only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lpath undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

COMPANY CONTACT:

Gary Atkinson

Chief Financial Officer

Lpath, Inc.

858-926-3202

gatkinson@lpath.com

PUBLIC RELATIONS CONTACT:

Canale Communications

Pam Lord

619-849-6003

pam@canalecomm.com